Exhibit 99.2

Calix, Inc.
Historical Financial Supplemental Information
(Recast of Revenue and Cost of Revenue by Class)
(Unaudited, in thousands)

	Three Months Ended				Year Ended December 31, 2016
	March 26, 2016	June 25, 2016	September 24, 2016	December 31, 2016
Revenue:
Systems	$91,680	$100,144	$114,029	$122,731	$428,584
Services	6,695	7,281	7,158	9,069	30,203
Total revenue	98,375	107,425	121,187	131,800	458,787
Cost of revenue:
Systems	47,693	51,501	60,662	69,120	228,976
Services	5,200	5,918	6,981	10,494	28,593
Total cost of revenue	52,893	57,419	67,643	79,614	257,569
Gross profit	$45,482	$50,006	$53,544	$52,186	$201,218

	Three Months Ended				Year Ended December 31, 2015
	March 28, 2015	June 27, 2015	September 26, 2015	December 31, 2015
Revenue:
Systems	$84,917	$92,778	$108,440	$99,806	$385,941
Services	6,121	6,351	3,857	5,193	21,522
Total revenue	91,038	99,129	112,297	104,999	407,463
Cost of revenue:
Systems	45,145	47,628	56,894	55,059	204,726
Services	3,403	3,212	2,290	3,403	12,308
Total cost of revenue	48,548	50,840	59,184	58,462	217,034
Gross profit	$42,490	$48,289	$53,113	$46,537	$190,429